THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO SUCH SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR STATE SECURITIES LAW.

                   CONVERSION TECHNOLOGIES INTERNATIONAL, INC.

                CONVERTIBLE PROMISSORY NOTE DUE SEPTEMBER 1, 1999

                                                               ___________, 1999

      FOR VALUE RECEIVED, Conversion Technologies International, Inc., a Delaware corporation (the "Company"), hereby promises to pay to The Aries Domestic Fund, L.P. or its registered assign (the "Holder"), the principal amount of __________________ Dollars ($______) (the "Principal Amount"), and to pay interest thereon at the rate of 12% per annum. Principal and accrued interest shall be due and payable on the Maturity Date (as defined in Section 1 hereof) unless this Note is converted in accordance with Section 2 hereof. Payments will be made to the office of Maker in lawful money of the United States of America. All references to dollars are to U.S. dollars.

            1. Maturity. Unless converted in accordance with Section 2 hereof, the Principal Amount of this Note, together with accrued interest thereon, shall be due and payable on the earlier of (i) September 1, 1999, or (ii) the completion of equity financings or other transactions that generate an aggregate amount equal to or greater than $2,790,000 for the Company (the "Maturity Date").

            2. Optional Conversion. Upon the occurrence of the Conversion Event (as defined below), the Principal Amount of, and accrued and unpaid interest on this Note, at the option of the Holder, is subject to conversion into equity securities ("Equity Securities") of either (i) the Company or (ii) Advanced Particle Technologies, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("APT"), subject to the terms and conditions set forth in Sections 2(a) - (e) hereof. The "Conversion Event" shall mean either (i) the failure of the Company to raise an aggregate of $1,500,000 by April 1, 1999, through the closing of an equity offering or otherwise or (ii) an Event of Default as such term is defined in Section 4 hereof. Notwithstanding the first sentence hereof, if the Conversion Event occurs, on or subsequent to April 1, 1999 all, but not less than all, of the outstanding Principal Amount of, and accrued interest on this Note, may, at the discretion of the Holder, be converted into Equity Securities of the Company or exchanged for Equity Securities of APT, subject to the terms and conditions set forth in Section 2(a) - (e) hereof.

            (a) Conversion into Company Shares. In the event that the Holder exercises its option to convert the outstanding Principal Amount, and the accrued and unpaid interest on this Note, into shares of the Equity Securities of the Company, the number of Equity Securities into which this Note shall or may be converted, as the case may be, shall be determined by dividing the sum of the Principal Amount plus the accrued and unpaid interest on this Note by the Conversion Price (as defined in this Section 2(a)). Upon such conversion, the Principal Amount of, and accrued interest on, this Note shall be discharged. The "Conversion Price," when determined, will be equal to the thirty day moving average of the price per share, as quoted on the Pink Sheets(R), a quotation medium operated by the National Quotation Bureau, LLC, of the Equity Securities of the Company for the thirty day period immediately preceding the date of conversion.

            (b) Exchange into APT Shares. In the event that the Holder exercises its option to exchange the outstanding Principal Amount, and the accrued and unpaid interest on this Note, into shares of APT, the number of Equity Securities into which this Note shall or may be exchanged, as the case may be, shall be equal to 10% of the issued and outstanding shares of the common stock of APT, par value $.01 per share, as of the date of such exercise. Upon such exchange, the Principal Amount of, and accrued interest on, this Note shall be discharged.

            (c) Method of Conversion; Issuance of Underlying Securities. The Company shall, following the occurrence of the Conversion Event and upon presentment by the Holder of this Note to the Company, promptly issue and deliver to the Holder certificates for the appropriate number of securities to which the Holder shall be entitled as aforesaid.

            (d) Merger. In case of any consolidation or merger of the Company with any other corporation, limited liability company or any other entity (each such transaction, a "Merger"), the corporation formed by the Merger shall succeed to the obligations, covenants, stipulations, promises and the agreements contained in this Note. In the event of a Merger, the Company shall make appropriate provisions so that the Holder shall have the right thereafter to convert this Note into the kind and amount of securities receivable upon such Merger by a Holder of a number of securities into which this Note might have been converted upon the Holder's election under either Section 2(a) or 2(b) hereof had it been so converted immediately prior to a Merger. The above provisions shall similarly apply to successive Mergers.

            (e) Elimination of Fractional Interests. Neither the Company nor APT shall be required to issue certificates representing fractions of Equity Securities on the conversion of this Note, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be rounded to the nearest whole share or security upon conversion of this Note directly into Equity Securities.


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

            3. Prepayment. The Company may at any time, upon thirty (30) days prior written notice to the Holder, prepay in whole or part the principal sum, plus accrued interest to date of payment, of this Note, without penalty or premium. All sums paid hereon shall be applied first to accrued but unpaid interest on this Note and the balance, if any, to the reduction of the principal hereof. This Note shall not be due and payable until the Maturity Date. Once the Maturity Date has been reached, all amounts evidenced by this Note shall be due and payable.

            4. Events of Default. Each of the following shall constitute an "Event of Default" under this Note:

            (a) The Company shall fail to pay any amount under this Note when the same shall become due and payable, whether at maturity or by acceleration or otherwise;

            (b) (i) the Company shall commence any action (a) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Company or its debts; or
(b) seeking appointment of a custodian, receiver or similar official for the Company or any substantial part of its property; or (ii) any action of a nature referred to above shall be commenced against the Company and results in an order for relief or is not dismissed, discharged or fully bonded within 30 days; or
(iii) there shall be commenced against the Company any action seeking attachment, execution or similar process against any substantial part of the Company's property, which action is not within 30 days discharged or stayed or fully bonded; or (iv) the Company shall, by act or omission, indicate its consent to or acquiescence in any of the foregoing, without regard to the grace periods set forth above; or (v) the Company shall be unable, or admit in writing inability, to pay the Company's debts as they become due; or (vi) the Company shall transfer or conceal its property with intent to hinder, delay or defraud any creditors or to benefit any class of creditors or creditors generally or shall suffer for 30 days or longer while insolvent any lien on the Company's property resulting from judicial proceedings; and

            (c) the dissolution or other winding up of the Company.

            5. Remedies upon Events of Default. Upon the occurrence of an Event of Default:

            (a) the entire principal amount of, and all accrued and unpaid interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are expressly waived by the Company;

            (b) additional interest shall begin to accrue, and shall be considered immediately due and payable, on the unpaid principal amount of this Note at the rate of 18% per annum and shall continue to accrue until the initial interest and additional interest is paid; and

            (c) the Holder may take any action available to it hereunder or at law or in equity or by statute or otherwise, including, without limitation, the right to foreclosure on assets or convert into shares of the common stock of the Company or exchange for shares of the common stock of APT.

            6. Representations. The Company hereby represents and warrants that
(i) it holds all of the issued and outstanding capital stock of APT and (ii) in the event that the Holder exercises its option pursuant to Section 2(b) hereof, receiving 10% of the issued and outstanding common stock of APT, and that it exercises its Repayment Right pursuant to Section 2(a)(ii) of each of a series of 12% Senior Secured Notes in the aggregate principal amount of $1,290,000 made by the Company in favor of the Holder, receiving 90% of the issued and outstanding common stock of APT, that the Holder will hold all of the capital stock outstanding of APT and that the Company will not retain any such shares of the capital stock of APT. The Company further represents and warrants that there is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of APT.

            7. Miscellaneous.

            (a) Except as otherwise hereinabove expressly provided, upon an Event of Default the Company hereby waives diligence, demand, protest, presentment and all notices (whether of nonpayment, dishonor, protest, acceleration or otherwise) and consents to acceleration of the time of payment and to surrender, substitution or any other action or inaction with respect to security and to forbearance and to other indulgence, all without notice. Failure of Holder to assert any right herein shall not be deemed a waiver thereof.

            (b) This Note may be endorsed or assigned in whole or in part by Holder without the consent of Maker.

            (c) This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State.

      IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized representative as of the date first written above.

                                    CONVERSION TECHNOLOGIES
                                      INTERNATIONAL, INC.


                                    By: _____________________________________
                                        Name:
                                        Title:


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